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                                                                   EXHIBIT 10.19



                            THIRD AMENDMENT TO LEASE


               THIS THIRD AMENDMENT TO LEASE (the "Amendment") is made and entered into as of the 21st day of February, 2002 by and between C.J. SEGERSTROM & SONS, a California general partnership ("Landlord"), and EMULEX CORPORATION, a California corporation ("Tenant"), with respect to the following:

                                    RECITALS

               A. Landlord is the landlord and Tenant is the tenant pursuant to that certain Lease dated June 30, 1999 (the "Original Lease"), as amended by that certain First Amendment to Lease dated January 21, 2000 (the "First Amendment") and that certain Second Amendment to Lease dated February 7, 2001 (the "Second Amendment"). The Original Lease, First Amendment and Second Amendment are herein referred to, collectively, as the "Lease."

               B. Pursuant to the Lease, Tenant holds and occupies certain premises consisting of:

                       (1) A certain building commonly known as 3535 Harbor Boulevard (the "Original Premises");

                       (2) Suites 103 and 104 of R & D Building No. 6 (the "New Premises"); and

                       (3) Suite 124 of R & D Building No. 8 (the "1580 Premises"),

all of which are located in Harbor Gateway Business Center, Costa Mesa, California (the "Center"). The Original Premises, New Premises and 1580 Premises are herein referred to, collectively as the "Current Premises."

               C. Landlord and Tenant have entered into a certain letter of intent dated August 2, 2001, as amended by a certain letter dated January 2, 2002 (as so amended, the "Letter of Intent") providing for Landlord and Tenant to enter into a new lease (the "New Lease"), pursuant to which:

                       (1) Landlord will design and construct for Tenant's use certain buildings (the "New Buildings") to be located at Susan Street and Sunflower Avenue in Costa Mesa, California on certain vacant land owned by Landlord (the "Land"); and

                       (2) Tenant will construct tenant improvements to the New Buildings, relocate from the Current Premises to the New Buildings and vacate and surrender the Current Premises to Landlord.

               D. The stated expiration date of the Lease was August 31, 2001 (the "Expiration Date"). Pursuant to paragraph 4 of the Letter of Intent, Landlord and Tenant agreed to amend the Lease to extend the term thereof and to grant to Tenant certain expansion rights at the Center.



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Landlord and Tenant enter into this Amendment to memorialize and give effect to the agreements set forth in paragraph 4 of the Letter of Intent.

                                    AGREEMENT

               IN CONSIDERATION OF the foregoing recitals, and the mutual covenants contained herein, Landlord and Tenant agree as follows:

               1. First Extension of Lease Term. The term of the Lease shall be extended from the Expiration Date through March 1, 2003 (the "First Extended Term"), subject to paragraphs 2 and 3 below and to any early termination of the First Extended Term pursuant to any of the terms and provisions of the Lease.

               2. Second Extension of Lease Term. If, but only if, (a) Landlord and Tenant execute and deliver the New Lease and (b) the New Lease has not been terminated by Tenant pursuant to the early termination provisions thereunder, the term of the New Lease shall be further extended for the period from March 2, 2003 to and until the date upon which Tenant relocates from the Current Premises to the New Buildings and surrenders to Landlord possession of the Current Premises (the "Second Extended Term"). For the purposes of this paragraph, the following shall pertain:

                      (i) Tenant shall vacate and surrender possession of the Current Premises to Landlord within thirty (30) days after Tenant's work in the New Buildings is completed. Upon surrender of the Current Premises to Landlord, the Current Premises shall be broom-clean and in the condition required by
Article 22 of the Original Lease.

                      (ii) The Current Premises consist of several distinct spaces. In the event that Tenant vacates and surrenders to Landlord portions of the Current Premises on different dates, then the Lease shall terminate, as to each portion of the Current Premises, on the date of surrender of such portion of the Premises. The Lease shall remain in effect until vacation and surrender by Tenant of the last portion of the Current Premises.

               3. Early Termination by Tenant. Notwithstanding the provisions of paragraph 2 above, Tenant shall have the option to terminate the Lease at any time during the First Extended Term following either:

                      (a) Failure of Landlord and Tenant to execute and deliver the New Lease by March 15, 2002; or

                      (b) The termination of the New Lease pursuant to the early termination provisions thereunder.

Such option (the "Early Termination Option") may be exercised by Tenant by written notice to Landlord given at any time after the failure described in clause (a) or the event described in clause (b), as applicable. If Tenant is entitled to exercise the Early Termination Option and does so, then:



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                              (i) The Lease shall terminate upon the date
specified in tenant's notice of exercise, which date shall be no earlier than the last day of the sixth (6th) full calendar month following the date of Tenant's notice of exercise and shall be not later than the last day of the First Extended Term (i.e., March 1, 2003). The termination date of the Lease determined pursuant to this clause (i) is herein referred to as the "Termination Date."

                              (ii) Clauses (i) and (ii) of paragraph 2 above
shall apply with respect to such early termination of the Lease, except that Tenant shall vacate and surrender all portions of the Current Premises by the Termination Date.

               4. Terms and Conditions. During the First Extended Term, and the Second Extended Term, if applicable, Tenant shall hold and occupy the Current Premises upon all of the terms and conditions of the Lease, as hereby modified and extended. Without limiting the generality of the foregoing:

                      (a) Tenant shall pay Basic Annual Rent and all additional rent with respect to the several portions of the Current Premises at the rates set forth in or determined pursuant to, respectively, the Original Lease, First Amendment and Second Amendment.

                      (b) Tenant's rights with respect to the Expansion Space set forth in paragraph 10 of the Second Amendment shall continue in full force and effect. Provided, however, that such paragraph 10 shall cease to be of any further force and effect immediately upon Tenant's exercise of the Early Termination Option.

               Notwithstanding the foregoing, Landlord and Tenant acknowledged and agree that the options contained in Section 48.4 of the Original Lease have lapsed and are of no further force or effect.

               5. Right of First Offer. During the First Extended Term, Tenant shall have a right of first offer (the "First Offer Right") to add to the Current Premises any space (i.e., an entire building or any portion thereof), which becomes available during the First Extended Term. The First Offer Right shall be upon the following terms and conditions:

                      (a) In the event that Landlord learns that any tenant intends to vacate (or has vacated) any space at the Center (an "Available Space"), Landlord shall promptly notify Tenant in writing of the date upon which the Available Space will become (or has become) available. Such notice shall identify the Available Space (i.e., by building and/or suite number) and the Rentable Area thereof and shall be accompanied by a plot or floor plan of the Available Space.

                      (b) Tenant shall exercise the First Offer Right, if at all, by written notice accepting such Available Space, given to Landlord within ten (10) business days after the date of Landlord's notice pursuant to subparagraph (a). If Tenant does not timely exercise the First Offer Right as to an Available Space, or declines such Available Space, the First Offer Right shall lapse as to such Available Space and Tenant shall have no further rights as to such Available Space.



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                      (c) If Tenant timely exercises the First Offer Right as to an Available Space, then the Available Space shall be added to the Current Premises upon all of the terms and conditions of the Lease, except that:

                              (i) Landlord shall deliver such Available Space to
Tenant broom-clean and with all mechanical systems therein in good working order. Delivery of the Available Space shall be made as promptly as possible after vacation and surrender by the prior occupant.

                              (ii) Except as provided in clause (i), Landlord
shall deliver such Available Space to Tenant "AS IS." and Landlord shall have no responsibility, either as to performance or payment of the costs thereof, to improve such Available Space for Tenant.

                              (iii) Tenant may erect an exterior sign in
accordance with the provisions of the Lease, may add movable furniture, furnishings and equipment but shall not otherwise improve or alter such Available Space without the prior written approval of Landlord. Such written approval may be conditioned upon removal of such alterations and improvements upon the expiration or termination of the Lease, but shall not otherwise be unreasonably withheld.

                              (iv) The commencement date of the Lease and the
Rent Commencement Date as to such Available Space shall each be the date upon which Landlord delivers to Tenant possession of such Available Space in the condition required by clause (i). Such delivery shall be accomplished by delivery to Tenant of the keys to such Available Space.

                              (v) The term of the Lease as to such Available
Space shall be coterminus with the term of the Lease as to the balance of the Current Premises.

                              (vi) Monthly Basic Rent for such Available Space
shall be $0.95 per square foot of Rentable Area. In addition, Tenant shall pay all additional rent provided for in the Second Amendment with respect to such Available Space. Monthly Basic Rent and all additional rent shall be paid at the times and in the manner provided in the Lease.

                              (vii) Promptly following the delivery of such
Available Space to Tenant, Landlord shall prepare and Landlord and Tenant shall execute and deliver, a letter agreement setting forth (A) the addition of such Available Space to the Current Premises, (B) the Rentable Area of such Available Space, (C) the Rent Commencement Date of the Lease as to such Available Space,
(D) the Monthly Basic Rent for such Available Space, (E) the monthly additional rent for such Available Space and (F) the number of Allocated Parking Spaces for such Available Space (at the rate of three (3) spaces per 1,000 square feet of Rentable Area), which spaces shall be used by Tenant in accordance with paragraphs 9(b), 9(c) and 9(d) of the Second Amendment.

                      (d) The First Offer Right shall be a separate right as to each Available Space becoming available during the First Extended Term. In other words, if Tenant fails to timely exercise the First Offer Right as to an Available Space, or declines such Available Space, Tenant shall retain the First Offer Right as to each other Available Space becoming available during the First Extended Term.



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                      (e) Notwithstanding anything to the contrary set forth in
this paragraph 5:

                              (i) The First Offer Right shall not be exercisable
by Tenant during any period during which Tenant is in default pursuant to the Lease beyond any applicable grace period. The existence of any such default shall not extend the time within which Tenant must exercise the First Offer Right as to an Available Space pursuant to subparagraph (b) above.

                              (ii) As to each Available Space, the First Offer
Right shall be subordinate to any rights granted by Landlord to any other Tenant of the Center prior to August 3, 2001 to add such Available Space to such tenant's premises. In other words, an Available Space shall not be deemed to be available for the purposes of this paragraph unless and until all tenant(s) holding such rights as of August 3, 2001 shall have either (A) failed to timely exercise such rights or (B) declined to exercise such rights as to the Available Space.

               6. Brokers. Landlord and Tenant acknowledge that Tenant has been represented in connection with this Amendment by Julien J. Studley, Inc. ("Tenant's Broker"). To the extent that Tenant's Broker is entitled to any fee or commission with respect to this Amendment, such fee or commission shall be the sole responsibility of Landlord. Such commission shall be in an amount to be established by a separate written agreement between Landlord and Broker. Landlord shall indemnify, defend and hold Tenant harmless from and against all claims by Tenant's broker for a fee or commission in connection with this Amendment.

               Except as provided in the immediately preceding paragraph, each of Landlord and Tenant represents and warrants that it has retained or employed no broker, finder or agent in connection with this Amendment and that there is no broker, finder or agent entitled to a fee or commission with respect to this Amendment under or through the warranting party. Each of Landlord and Tenant agrees to indemnify, defend and hold the other harmless from and against all claims resulting from a breach by the indemnifying party of the foregoing warranty. Payment shall not be a condition precedent to recovery upon any indemnification provision contained in this paragraph 6. Each such indemnification provision shall include a covenant by the indemnifying party to defend the indemnified party against all claims for which indemnification is available hereunder with legal counsel selected by the liability insurance carrier for the indemnifying party or otherwise reasonably satisfactory to the indemnified party.

               7. Superseding Effect. This Amendment, when executed and delivered by Landlord and Tenant, shall supersede and replace paragraph 4, as amended, of the Letter of Intent in its entirety.

               8. Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument. It shall not be necessary for Landlord and Tenant to execute the same counterpart(s) of this Amendment for this Amendment to become effective.

               9. Effective Date. This Amendment shall become effective upon the last execution and delivery hereof by Landlord and Tenant.



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               10. Defined Terms. All terms used in this Amendment with initial capital letters and not defined herein shall have the meanings given to such terms in the Lease.

               11. Conflicts. In the event of any conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control with respect to the First Extended Term, the Second Additional Term, if applicable, and any Available Space added to the Current Premises pursuant to this Amendment.

               12. Lease in Effect. Landlord and Tenant acknowledge and agree that the Lease, as hereby amended and extended, remains in full force and effect in accordance with its terms.

               IT WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment to Lease to be effective as provided in paragraph 9 above.

EMULEX CORPORATION,                      C.J. SEGERSTROM & SONS, a California
a California corporation                 general partnership

                                         By  Henry T. Segerstrom Management LLC,
By     /s/ Paul F. Folino                    a California limited liability
       ------------------------------        company, Manager

Title:  President
        ---------                            By     /s/ Henry T. Segerstrom
                                                    ----------------------------
                                                    Manager

By    /s/ Sadie A. Herrera
      -------------------------------        By  HTS Management Co., Inc., a
                                                 California corporation, Manager
Title: EVP HR/Facilities
       -----------------

                 "Tenant"                    By     /s/ Sandra A. Daniels
                                                    ----------------------------

                                             Title: Sr. Vice President
                                                    ------------------

                                             By
                                               ---------------------------------

                                             Title:
                                                   -----------------------------
                                                           "Landlord"



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